Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FIRST QUARTER 2017 FINANCIAL AND OPERATING RESULTS;
RAISES PRODUCTION GUIDANCE AND LOWERS UNIT COST ESTIMATES

AUSTIN, Texas, May 4, 2017 – Parsley Energy, Inc. (NYSE: PE) ("Parsley," "Parsley Energy," or the "Company") today announced financial and operating results for the quarter ended March 31, 2017. The Company has posted to its website a presentation that supplements the information in this release.

First Quarter 2017 Highlights

•
Net production averaged 54.8 MBoe per day, up 21% versus 4Q16 and 88% year-over-year. Daily net oil production increased 23% versus 4Q16 and 98% year-over-year, with oil volumes representing 69% of total production in 1Q17.

•
The Company is increasing full-year 2017 net production guidance from 62-68 MBoe per day to 65-71 MBoe per day and also increasing estimated average 4Q17 net production from 75-85 MBoe per day to 78-88 MBoe per day. At the midpoints, the updated ranges translate to estimated production growth of 78% in 2017 versus 2016 and 84% in 4Q17 versus 4Q16. Parsley reiterates estimated full-year 2017 capital expenditures of $1.0-$1.15 billion.

•	Lease operating expense ("LOE") per Boe held steady at $3.57 compared to $3.56 in 4Q16.

•	The Company is lowering full-year 2017 LOE per Boe guidance from $4.00-$4.75 to $3.50-$4.50.

•
Parsley reduced general and administrative expense ("G&A") per Boe by 13% versus 4Q16 to $4.88 in 1Q17 and reduced cash G&A per Boe, which excludes stock-based compensation expense, by 16% to $4.02 over the same period.

•	The Company is lowering full-year 2017 cash G&A per Boe guidance from $4.50-$5.25 to $4.00-$5.00.

•
Subsequent to the end of 1Q17, Parsley closed the previously announced acquisition (the "Double Eagle Acquisition") of approximately 71,000 net acres in the core of the Midland Basin from Double Eagle Energy Permian, LLC and certain of its affiliates ("Double Eagle"), increasing Parsley's total leasehold to approximately 230,000 net acres in the Permian Basin.

•
Also subsequent to the end of 1Q17, Parsley executed acreage trades that blocked up acreage acquired from Double Eagle and delivered to the Company approximately 155 net horizontal drilling locations with an average lateral length of approximately 7,000 feet. The trades also extended approximately 70 net horizontal drilling locations by an average of approximately 4,000 feet. Net of assets traded away, these trades added more than 900,000 net lateral feet to Parsley's horizontal drilling inventory.

•
Initial well results on acreage acquired from Double Eagle in southeast Martin County confirmed the presence of at least three productive target formations in the area. Three wells with 1.5-mile laterals targeting the Lower Spraberry, Wolfcamp A, and Wolfcamp B formations, respectively, completed in tandem with a stack/stagger configuration on the Strain Ranch lease, are each producing at least 1,300 Boe per day after more than 30 days of production.

•
Parsley's first well targeting the Wolfcamp C formation, the Taylor 45-33-4601H, completed with a 2-mile lateral in Reagan County, registered a peak 30-day rate of 3,135 Boe per day, representing one of the strongest peak 30-day rates ever recorded in the Midland Basin.

•
On April 28, Parsley amended its revolving credit agreement, thereby increasing its borrowing base by 60% to $1.4 billion, with a Company-elected commitment amount of $1.0 billion. As of the end of 1Q17, pro-forma for the closing of the Double Eagle Acquisition and for the newly elected commitment amount, liquidity stands at $1.6 billion, consisting of $616 million of cash on hand and $997 million of undrawn borrowing capacity on the revolving credit facility.(1)

"Never has Parsley Energy's focus on execution and operational excellence been more apparent than during the first quarter of 2017, in which we added close to 10,000 net Boe per day on average even as we carried out transformative acquisitions totaling approximately 94,000 net acres," said Bryan Sheffield, Parsley's Chairman and CEO. "Increasing our production guidance for the year while holding capex expectations steady and lowering unit cost estimates sets the stage for a year of superior value creation."

(1)	Revolver balances are net of letters of credit which do not change the status of the Company's fully undrawn commitment amount under its revolving credit facility.

Operational Highlights
During the first quarter, Parsley spud 26 and completed 22 gross operated horizontal wells with an average working interest of almost 100% and an average completed lateral length of approximately 7,700 feet. Drilling and completion activity was concentrated in the Midland Basin, where the Company spud 20 and completed 19 gross operated horizontal wells; the balance were spud and completed in the Southern Delaware Basin. Parsley expects to complete 25-35 gross operated horizontal wells in 2Q17, followed by 35-45 such completions in 3Q17 and 40-50 such completions in 4Q17, generating substantial production momentum through the end of the year and beyond.

The 18 Midland Basin wells that achieved 30-day peak production periods since the Company’s last quarterly update generated a strong average 30-day initial production rate of 1,429 Boe per day with an average stimulated lateral length of 8,213’ and an average three-stream oil cut of 71%. Parsley's initial production rates on Midland Basin wells continue to strengthen not just on an absolute basis, but on a lateral length normalized basis, as well, even as the Company has increased the average lateral length of its completed wells.

On acreage acquired from Double Eagle in southeast Martin County, three wells with 1.5-mile laterals targeting the Lower Spraberry, Wolfcamp A, and Wolfcamp B formations, respectively, completed in tandem with a stack/stagger configuration on the Strain Ranch lease, are each producing at least 1,300 Boe per day after more than 30 days of production. Over the remainder of 2017, the Company intends to drill approximately 30 wells on acreage acquired from Double Eagle, with pads located in Midland, Martin, Howard, and Glasscock Counties.

Parsley's first well targeting the Wolfcamp C formation, the Taylor 45-33-4601H, completed with a 2-mile lateral in Reagan County, registered a peak 30-day rate of 3,135 Boe per day, representing one of the strongest peak 30-day rates ever recorded in the Midland Basin. Through 60 days, the well has produced more than 100,000 barrels of oil. In light of this result, the Company has added several Wolfcamp C wells to its 2017 drilling schedule. Following recent acquisitions, Parsley has more than 900 Wolfcamp C drilling locations in what the Company has identified as the fairway of the Wolfcamp C play, encompassing portions of Reagan, Glasscock, Midland, and Upton Counties.

Horizontal wells on Parsley’s Southern Delaware Basin acreage continue to register prolific production trends. The Company’s second drilled (third completed) well on its Reeves County acreage, the Kauffman State C4-6-4307H, recently achieved a peak 30-day rate of 1,686 Boe per day (or 265 Boe per day per thousand stimulated feet). In Pecos County, Parsley's long-lateral wells are keeping pace with the Company's shorter lateral wells on a length-normalized basis, bolstering the capital efficiency of Parsley's Southern Delaware development program. All four of Parsley's Pecos County wells that have reached 180 days of production rank among the Company's 20 most productive wells, with oil cuts north of 80% over that timeframe.

Financial Highlights
During 1Q17, the Company recorded net income attributable to its stockholders of $29.4 million, or $0.13 per weighted average share, compared to a net loss of $30.7 million, or $0.17 per weighted average share, during 4Q16. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 1Q17 was $34.2 million, or $0.15 per diluted share, compared to $11.8 million, or $0.06 per diluted share, in 4Q16.(2)

Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense ("Adjusted EBITDAX") for 1Q17 was $145.7 million, up 24% compared to 4Q16.(2)

(2)
"Adjusted EBITDAX" and "adjusted net income" are not presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted EBITDAX and adjusted net income to GAAP financial measures.

Parsley continues to register favorable quarter-over-quarter trends in unit costs. The Company recorded LOE per Boe of $3.57 in 1Q17, in line with the $3.56 Parsley recorded in 4Q16. The Company is lowering full-year 2017 LOE per Boe guidance from
$4.00-$4.75 to $3.50-$4.50. G&A per Boe decreased from $5.61 in 4Q16 to $4.88 in 1Q17, while cash G&A per Boe, which excludes stock-based compensation expense, decreased from $4.79 in 4Q16 to $4.02 in 1Q17. The Company is lowering full-year 2017 cash G&A per Boe guidance from $4.50-$5.25 to $4.00-$5.00. Depreciation, depletion, and amortization expense per Boe decreased from $15.10 in 4Q16 to $13.99 in 1Q17.

Reported capital expenditures of $188 million during the quarter include costs associated with the horizontal drilling activity noted above, as well as one vertical well and two saltwater disposal wells. During the first quarter of 2017, Parsley spent $160 million on drilling and completion and $28 million on facilities and infrastructure. The Company maintains estimated full-year 2017 capital expenditures at a range of $1.0-$1.15 billion, with 60-70% of planned spending directed to the Midland Basin and 30-40% allocated to development in the Southern Delaware Basin.

Liquidity Update
Parsley continues to maintain a strong balance sheet. As of March 31, 2017, the Company had approximately $2.5 billion of liquidity, consisting of $1.9 billion of cash on hand and an undrawn amount of $598 million on the Company's revolver. Pro-forma for the closing of the Double Eagle Acquisition and for the Company's newly elected commitment amount, Parsley had approximately $1.6 billion of liquidity, consisting of $616 million of cash on hand and an undrawn borrowing capacity of $997 million on the Company’s revolving credit facility.(3)

Hedging Update
In view of anticipated production growth associated with increasing drilling and completion activity on an expanded asset base, Parsley has added to its oil hedge portfolio, thereby reducing the variability of its anticipated cash flows and enhancing the Company's ability to execute its development and value creation objectives. For details on Parsley's hedging position, please see the tables below under Supplemental Information and/or the Company's Quarterly Report on Form 10-Q, upon availability, for the three months ended March 31, 2017.

Full-year 2017 Guidance Update
Parsley is increasing guidance for full-year 2017 production and lowering guidance for full-year 2017 unit costs, as detailed in the table below. All other guidance remains unchanged.

	2017	2017
	Previous	Updated
Production
Annual net production (MBoe/d)	62.0-68.0	65.0-71.0
% Oil	68%-73%	68%-73%

Capital Program
Drilling and completion ($MM)	$840-$960	$840-$960
Infrastructure and other ($MM)	$160-$190	$160-$190
Total development expenditures ($MM)	$1,000-$1,150	$1,000-$1,150
% Non-operated		3%-5%

Activity
Gross operated horizontal completions	130-150	130-150
Midland Basin	95-105	95-105
Delaware Basin	35-45	35-45
Average lateral length	~8,000'	~8,000'
Gross operated vertical completions	5-10	5-10
Average working interest	85%-95%	85%-95%

Unit Costs
Lease operating expenses ($/Boe)	$4.00-$4.75	$3.50-$4.50
Cash general and administrative expenses ($/Boe)	$4.50-$5.25	$4.00-$5.00
Production and ad valorem taxes (% of revenue)	6.5%-7.5%	6.0%-7.0%

(3)	Revolver balances are net of letters of credit which do not change the status of the Company's fully undrawn commitment amount under its revolving credit facility.

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2017 on Friday, May 5 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through May 12 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13660106. A live broadcast will also be available on the internet at www.parsleyenergy.com under the "Events & Presentations" section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.

Forward Looking Statements
Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net production volumes:
Oil (MBbls)	3,394	2,811	1,731
Natural gas (MMcf)	4,419	3,812	2,944
Natural gas liquids (MBbls)	800	704	425
Total (MBoe)	4,931	4,150	2,647
Average net daily production (Boe/d)	54,789	45,109	29,088
Average sales prices (1) :
Oil, without realized derivatives (per Bbl)	$50.01	$46.76	$30.06
Oil, with realized derivatives (per Bbl)	$48.52	$49.41	$46.73
Natural gas, without realized derivatives (per Mcf)	$2.82	$2.91	$1.88
Natural gas, with realized derivatives (per Mcf)	$2.80	$2.91	$1.88
NGLs (per Bbl)	$21.77	$19.12	$11.04
Total, without realized derivatives (per Boe)	$40.48	$37.59	$23.52
Total, with realized derivatives (per Boe)	$39.44	$39.39	$34.42
Average costs (per Boe):
Lease operating expenses	$3.57	$3.56	$5.25
Production and ad valorem taxes	$2.26	$2.15	$1.58
Depreciation, depletion and amortization	$13.99	$15.10	$18.66
General and administrative expenses (including stock-based compensation)	$4.88	$5.61	$7.29
General and administrative expenses (cash based)	$4.02	$4.79	$6.25

(1)
Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended March 31,
	2017	2016
REVENUES
Oil sales	$169,745	$52,031
Natural gas sales	12,467	5,543
Natural gas liquids sales	17,413	4,694
Other	1,233	221
Total revenues	200,858	62,489
OPERATING EXPENSES
Lease operating expenses	17,627	13,898
Production and ad valorem taxes	11,162	4,195
Depreciation, depletion and amortization	68,970	49,384
General and administrative expenses (including stock-based compensation)	24,042	19,299
Exploration costs	2,763	688
Acquisition costs	1,344	—
Accretion of asset retirement obligations	136	170
Other operating expenses	2,283	896
Total operating expenses	128,327	88,530
OPERATING INCOME (LOSS)	72,531	(26,041)
OTHER INCOME (EXPENSE)
Interest expense, net	(16,965)	(11,194)
Gain on sale of property	—	350
Loss on early extinguishment of debt	(3,891)	—
Gain on derivatives	24,616	2,088
Change in TRA liability	(20,549)	—
Other income (expense)	950	(462)
Total other expense, net	(15,839)	(9,218)
INCOME (LOSS) BEFORE INCOME TAXES	56,692	(35,259)
INCOME TAX (EXPENSE) BENEFIT	(18,402)	9,568
NET INCOME (LOSS)	38,290	(25,691)
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(8,848)	6,337
NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$29,442	$(19,354)

Net income (loss) per common share:
Basic	$0.13	$(0.14)
Diluted	$0.13	$(0.14)
Weighted average common shares outstanding:
Basic	220,674	135,963
Diluted	221,697	135,963

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2017	December 31, 2016
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,916,514	$133,379
Restricted cash	3,529	3,290
Accounts receivable:
Joint interest owners and other	8,257	12,698
Oil, natural gas and NGLs	70,640	59,174
Related parties	187	290
Short-term derivative instruments, net	67,036	39,708
Other current assets	143,013	50,949
Total current assets	2,209,176	299,488
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	4,844,671	4,063,417
Accumulated depreciation, depletion and impairment	(573,099)	(506,175)
Total oil and natural gas properties, net	4,271,572	3,557,242
Other property, plant and equipment, net	68,553	59,318
Total property, plant and equipment, net	4,340,125	3,616,560
NONCURRENT ASSETS
Long-term derivative instruments, net	107,802	16,416
Other noncurrent assets	7,026	6,318
Total noncurrent assets	114,828	22,734
TOTAL ASSETS	$6,664,129	$3,938,782

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$207,456	$162,317
Revenue and severance taxes payable	78,815	69,452
Current portion of long-term debt	2,638	67,214
Short-term derivative instruments, net	52,434	44,153
Current portion of asset retirement obligations	3,225	1,818
Total current liabilities	344,568	344,954
NONCURRENT LIABILITIES
Long-term debt	1,490,022	1,041,324
Asset retirement obligations	11,695	9,574
Deferred tax liability	36,975	5,483
Payable pursuant to TRA liability	114,876	94,326
Long-term derivative instruments, net	82,905	12,815
Total noncurrent liabilities	1,736,473	1,163,522
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 246,629,780 shares issued and 246,486,859 shares outstanding at March 31, 2017 and 179,730,033 shares issued and 179,590,617 shares outstanding at December 31, 2016	2,466	1,797
Class B, $0.01 par value, 125,000,000 shares authorized, 28,008,573 shares issued and outstanding at March 31, 2017 and December 31, 2016	280	280
Additional paid in capital	4,129,924	2,151,197
Accumulated deficit	(33,813)	(63,255)
Treasury stock, at cost, 142,921 shares and 139,416 shares at March 31, 2017 and December 31, 2016	(493)	(381)
Total stockholders' equity	4,098,364	2,089,638
Noncontrolling interest	484,724	340,668
Total equity	4,583,088	2,430,306
TOTAL LIABILITIES AND EQUITY	$6,664,129	$3,938,782

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$38,290	$(25,691)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	68,970	49,384
Accretion of asset retirement obligations	136	170
Gain on sale of property	—	(350)
Loss on early extinguishment of debt	3,891	—
Amortization and write off of deferred loan origination costs	783	588
Amortization of bond premium	(129)	(191)
Stock-based compensation	4,209	2,759
Deferred income tax expense (benefit)	18,402	(9,568)
Change in TRA liability	20,549	—
Gain on derivatives	(24,616)	(2,088)
Net cash (paid) received for derivative settlements	(1,188)	21,988
Net cash paid for option premiums	(16,291)	(488)
Net premiums received on options that settled during the period	4,854	10,414
Other	118	82
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	(239)	(468)
Accounts receivable	(7,025)	(14,383)
Accounts receivable—related parties	103	(857)
Other current assets	(95,168)	(14,108)
Other noncurrent assets	(902)	347
Accounts payable and accrued expenses	17,676	3,889
Revenue and severance taxes payable	9,363	(1,524)
Net cash provided by operating activities	41,786	19,905
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(161,003)	(122,623)
Acquisitions of oil and natural gas properties	(589,286)	(208,832)
Additions to other property and equipment	(10,628)	(3,004)
Net cash used in investing activities	(760,917)	(334,459)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	451,500	—
Payments on long-term debt	(66,328)	(236)
Debt issuance costs	(6,280)	(1)
Proceeds from issuance of common stock, net	2,123,486	36
Repurchase of common stock	(112)	(19)
Net cash provided by (used in) financing activities	2,502,266	(220)
Net increase (decrease) in cash and cash equivalents	1,783,135	(314,774)
Cash and cash equivalents at beginning of period	133,379	343,084
Cash and cash equivalents at end of period	$1,916,514	$28,310
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,463	$21,211
Cash paid for income taxes	$200	$315
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$3,501	$675
Additions (reductions) to oil and natural gas properties - change in capital accruals	$27,463	$(12,254)
Additions to other property and equipment funded by capital lease borrowings	$881	$84

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration costs, net interest expense, income tax expense (benefit), change in Tax Receivable Agreement ("TRA") liability, stock-based compensation, acquisition costs, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, (gain) loss on derivatives, net settlements on derivative instruments, and net premium realizations on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Adjusted EBITDAX reconciliation to net income (loss):
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$29,442	$(19,354)
Net income (loss) attributable to noncontrolling interests	8,848	(6,337)
Depreciation, depletion and amortization	68,970	49,384
Exploration costs	2,763	688
Interest expense, net	16,965	11,194
Income tax expense (benefit)	18,402	(9,568)
EBITDAX	145,390	26,007
Change in TRA liability	20,549	—
Stock-based compensation	4,209	2,759
Acquisition costs	1,344	—
Gain on sale of property	—	(350)
Accretion of asset retirement obligations	136	170
Loss on early extinguishment of debt	3,891	—
Gain on derivatives	(24,616)	(2,088)
Net settlements on derivative instruments	(301)	18,440
Net premium realization on options that settled during the period	(4,854)	10,414
Adjusted EBITDAX	$145,748	$55,352

*	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration costs, acquisition costs, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income (Loss) and Net Income (Loss) Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$29,442	$(19,354)
Gain on derivatives	(24,616)	(2,088)
Net settlements on derivative instruments	(301)	18,440
Net premium realization on options that settled during the period	(4,854)	10,414
Gain on sale of property	—	(350)
Exploration costs	2,763	688
Acquisition costs	1,344	—
Loss on early extinguishment of debt	3,891	—
Change in TRA liability	20,549	—
Noncontrolling interest	—	(6,196)
Change in estimated income tax	5,950	(6,852)
Adjusted net income (loss)	$34,168	$(5,298)
Weighted average diluted shares outstanding	221,697	169,006
Adjusted net income (loss) per diluted share	$0.15	$(0.03)

Supplemental Information

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads (MBbls/d) (2)	10.4	35.7	45.5	26.7	26.4	26.1	26.1
Put Price ($/Bbl)	$53.10	$52.66	$52.80	$52.81	$51.88	$50.00	$50.00
Short Put Price ($/Bbl)	$38.10	$41.80	$41.95	$41.88	$41.88	$40.00	$40.00
Three Way Collars (MBbls/d) (3)				13.3	19.8	31.0	31.0	8.3	8.2	8.2	8.2
Call Price ($/Bbl)				$74.38	$75.28	$75.65	$75.65	$80.40	$80.40	$80.40	$80.40
Put Price ($/Bbl)				$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)				$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
Premium Realization ($ MM) (4)	$(4.8)	$(14.2)	$(17.8)	$(13.0)	$(11.5)	$(10.8)	$(10.8)	$(1.5)	$(1.5)	$(1.5)	$(1.5)
Collars (MBbls/d) (5)	1.5	4.0	4.0	3.0	3.0	3.0	3.0
Short Call Price ($/Bbl)	$56.15	$59.73	$59.98	$60.41	$60.41	$60.41	$60.41
Put Price ($/Bbl)	$47.00	$46.75	$46.75	$45.67	$45.67	$45.67	$45.67
Swaps (MBbls/d)	1.0	0.5	0.5	0.5	0.5	0.5	0.5
Strike Price ($$/Bbl)	$53.42	$55.00	$55.00	$55.00	$55.00	$55.00	$55.00
Total MBbls/d Hedged	12.9	40.2	50.0	43.5	49.7	60.6	60.3	8.3	8.2	8.2	8.2

Mid-Cush Basis Swaps (MBbls/d)	11.3	16.7	16.7	4.5	4.5	4.5	4.5
Swap Price ($/Bbl)	$(1.00)	$(1.00)	$(1.00)	$(0.91)	$(0.91)	$(0.91)	$(0.91)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	2Q17	3Q17	4Q17	1Q18
Three Way Collars (MMBtu/d) (3)	15.7	15.5	15.5	26.7
Call Price ($/MMBtu)	$4.02	$4.02	$4.02	$4.70
Put Price ($/MMBtu)	$2.75	$2.75	$2.75	$3.25
Short Put Price ($/MMBtu)	$2.36	$2.36	$2.36	$2.60
Swaps (MMBtu/d)	5.0	5.0	5.0	5.0
Strike Price ($/MMBtu)	$3.39	$3.39	$3.46	$3.50
Total MMBtu/d Hedged	20.7	20.5	20.5	31.7

(1)	As of 5/4/2017
(2)
When the NYMEX price is above the put price, Parsley receives the NYMEX price. When the NYMEX price is between the put price and the short put price, Parsley receives the put price. When the NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)
When the NYMEX price is above the call price, Parsley receives the call price. When the NYMEX price is below the put price, Parsley receives the put price. When the NYMEX price is between the call and put prices, Parsley receives the NYMEX price.